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                                THIRD AMENDMENT
                                    TO THE
                          ZEBRA TECHNOLOGIES CORPORATION
                         PROFIT SHARING AND SAVINGS PLAN


       THIS AMENDMENT made and entered into the ____ day of ____________________, 1995, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

       WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

       WHEREAS, the Employer desires to amend the Plan; and

       WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan;

       NOW, THEREFORE, the Employer hereby amends the Plan as follows, effective July 5, 1995:

                                       I.

       Section 2.43 of the Plan is hereby amended by adding the following at the end of the last sentence therein:

              "or an adopting Employer."

                                      II.

       Section 5.4(a) of the Plan is hereby amended by deleting the first sentence of the second paragraph therein and substituting the following in lieu thereof:

              "The Participants entitled to share in the allocation of Employer profit sharing contributions are those employed by Zebra Technologies Corporation who

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are in the employ of the Employer on such Anniversary Date and who completed a Year of Service during such Plan Year."

                                      III.

       Section 5.4(a) of the Plan is hereby amended by adding the following sentence at the end of the second paragraph therein:

       "For Plan Years beginning after December 31, 1994, to the extent required under subsection 401(a)(4) of the Code or subsequent legislation, Participants who are Employees of an adopting Employer shall be entitled to share in the allocation of Employer profit sharing contributions.

                                      IV.

       Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.

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       IN WITNESS WHEREOF, this THIRD AMENDMENT has been executed by the
Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.


                                           EMPLOYER:

ATTEST:                                    ZEBRA TECHNOLOGIES CORPORATION


By:                                        By:
   ----------------------------------      ------------------------------------
       Its Secretary                                    Its President


                                           TRUSTEES:


                                           ------------------------------------
                                           EDWARD KAPLAN


                                           ------------------------------------
                                           GERHARD CLESS


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